EXHIBIT 99.1

Chemung Financial Reports Third Quarter 2015 Net Income of $2.5 Million, or $0.52 Per Share, on Net Interest Income of $12.7 Million

ELMIRA, N.Y., Oct. 29, 2015 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (Nasdaq:CHMG), the parent company of Chemung Canal Trust Company ("the Bank"), today reported net income of $2.5 million, or $0.52 per share, for the third quarter of 2015 compared to a net loss of $0.3 million, or $(0.07) per share, for the third quarter of 2014.

Ronald M. Bentley, Chemung Financial Corporation CEO stated:

"The continued growth in our commercial loan portfolio, along with an increase in investment securities drove a 2.1% increase in net interest income for the third quarter over the same period in the prior year. Increasing net interest income and managing expenses remains a priority for us and we continue to look for opportunities to enhance income and gain efficiencies in our day-to-day operations."

Third Quarter Highlights1

  Loans, net of deferred fees increased $20.4 million, or 1.8%
  Commercial loans increased $45.5 million, or 7.4%
  Deposits increased $130.4 million, or 10.2%
  Net interest income increased $0.3 million, or 2.1%
  Provision for loan losses decreased $0.3 million, or 47.9%
  Dividends declared during the quarter were $0.26 per share

A more detailed summary of financial performance follows:

1 Balance sheet comparisons are calculated for September 30, 2015 versus December 31, 2014. Income statement comparisons are calculated for the third quarter of 2015 versus prior-year third quarter.

3rd Quarter vs 2nd Quarter 2015

Net Interest Income:

Net interest income for the third quarter totaled $12.7 million compared with $12.6 million for the preceding quarter, an increase of $0.1 million, or 0.3%. The increase was due primarily to interest income from the commercial loan portfolio and interest and dividends from taxable securities. Fully taxable equivalent net interest margin was 3.45%, compared with 3.50% for the preceding quarter. The decline in net interest margin was a result of the commercial loan portfolio repricing to current market rates. The yield on interest-earning assets decreased by four basis points, while the cost of interest-bearing liabilities increased one basis point. Average interest-earning assets increased $11.3 million compared to the preceding quarter, primarily in investment securities.

Non-Interest Income:

Non-interest income for the third quarter was $4.9 million compared with $5.3 million for the preceding quarter, a decrease of $0.4 million, or 7.8%. The decrease was primarily due to decreases of $0.3 million in net gains on security transactions, $0.1 million in wealth management group fee income, and $0.1 million in other non-interest income. These decreases were offset by a $0.1 million increase in service charges on deposit accounts. The $0.3 million decrease in net gains on security transactions was due to the sale of $48.3 million of U.S. government sponsored agencies and Treasury securities during the preceding quarter, the proceeds of which were reinvested in higher yielding mortgage-backed securities.

Non-Interest Expense:

Non-interest expense for the third quarter was $13.6 million compared with $13.8 million for the preceding quarter, a decrease of $0.2 million, or 1.4%. The decrease was due primarily to decreases of $0.2 million in professional services, $0.1 million in other real estate owned expenses, $0.1 million in salaries and wages and $0.1 million in net occupancy expense. These decreases were offset by increases of $0.2 million in data processing expense and $0.2 million in other non-interest expense.

3rd Quarter 2015 vs 2014

Net Interest Income:

Net interest income for the current quarter totaled $12.7 million compared with $12.4 million for the same period in the prior year, an increase of $0.3 million, or 2.1%. The increase was due primarily to interest income from the commercial loan portfolio and interest and dividends from taxable securities. Average interest-earning assets increased $69.9 million compared to the same period in the prior year. Fully taxable equivalent net interest margin was 3.45%, compared with 3.56% for the same period in the prior year. The yield on interest-earning assets and cost of interest-bearing liabilities decreased twelve and two basis points, respectively.

Non-Interest Income:

Non-interest income for the quarter was $4.9 million compared with $5.0 million for the same period in the prior year, a decrease of $0.1 million, or 1.5%. The decrease was due primarily to decreases of $0.1 million in service charges on deposit accounts and $0.1 million in other non-interest income. These decreases were offset by additional wealth management group fee income of $0.2 million.

Non-Interest Expense:

Non-interest expense for the quarter was $13.6 million compared with $17.8 million for the same period in the prior year, a decrease of $4.2 million, or 23.2%. The decrease was due primarily to the $4.3 million legal settlement that occurred in 2014, relating to the Bank's Wealth Management Group, and a $0.2 million decline in salaries in wages, due to lower full-time equivalents versus the prior year. These items were offset by increases of $0.3 million in both pension and other employee benefits and data processing expense.

Asset Quality

Non-performing loans totaled $12.4 million, or 1.08% of total loans, at September 30, 2015, compared with $7.8 million, or 0.69% of total loans, at December 31, 2014. The increase in non-performing loans at September 30, 2015 was primarily in the commercial loan segment of the loan portfolio. Non-performing assets, which are comprised of non-performing loans and other real estate owned, were $14.7 million, or 0.90% of total assets, at September 30, 2015, compared with $10.8 million, or 0.71% of total assets, at December 31, 2014.

Management performs an ongoing assessment of the adequacy of the allowance for loan losses based upon a number of factors including an analysis of historical loss factors, collateral evaluations, recent charge-off experience, credit quality of the loan portfolio, current economic conditions and loan growth. Based on this analysis, the provision for loan losses for the third quarter of 2015 and 2014 were $0.3 million and $0.6 million, respectively. Net charge-offs for the quarter were $0.3 million compared with $1.1 million for the same period in the prior year.

At September 30, 2015 the allowance for loan losses was $14.0 million, compared with $13.7 million at December 31, 2014. The allowance for loan losses was 113.4% of non-performing loans at September 30, 2015, compared with 176.0% at December 31, 2014. The ratio of the allowance for loan losses to total loans was 1.23% at September 30, 2015, compared with 1.22% at December 31, 2014.

Balance Sheet Activity

Assets totaled $1.632 billion at September 30, 2015 compared with $1.525 billion at December 31, 2014, an increase of $107.1 million, or 7.0%. The growth was due primarily to increases of $20.4 million, or 1.8%, in the loan portfolio, $52.5 million, or 18.0% in investment securities and $46.1 million in cash and cash equivalents, partially offset by a decrease of $8.1 million, or 23.0% in accrued interest receivable and other assets. The increase in loans can be attributed to increases of $45.5 million in commercial loans and $0.7 million in mortgages, offset by a $25.8 million decrease in consumer loans, attributed mostly to the indirect loan portfolio after ending promotional rates during the last quarter of 2014. The $52.5 million increase in investment securities can be mostly attributed to the investment of excess cash from municipal client deposits into higher yielding mortgage-backed securities during the quarter. The $8.1 million decrease in accrued interest receivable and other assets can be mostly attributed to the receipt of insurance proceeds from the Wealth Management Group legal settlement during the second quarter.

Deposits totaled $1.410 billion at September 30, 2015 compared with $1.280 billion at December 31, 2014, an increase of $130.4 million, or 10.2%. The growth was mostly attributable to increases of $110.5 million in money market accounts, $26.4 million in non-interest-bearing demand deposits, and $33.3 million in interest-bearing demand deposits. Partially offsetting the increases noted above was a $38.6 million decrease in time deposits. The changes in money market accounts and demand deposits can be attributed to the seasonal net inflow of deposits from municipal clients, as well as new municipal client relationships.

Total equity was $138.7 million at September 30, 2015 compared with $133.6 million at December 31, 2014, an increase of $5.1 million, or 3.8%. The increase was primarily due to earnings of $7.3 million and reductions of $0.7 million in treasury stock and $0.5 million in accumulated other comprehensive loss, offset by $3.6 million in dividends declared during the year.

The total equity to total assets ratio was 8.50% at September 30, 2015 compared with 8.77% at December 31, 2014. The tangible equity to tangible assets ratio was 7.02% at September 30, 2015 compared with 7.13% at December 31, 2014. Book value per share increased to $29.36 at September 30, 2015 from $28.44 at December 31, 2014. As of September 30, 2015, the Bank's capital ratios were in excess of those required to be considered well-capitalized under regulatory capital guidelines and the Corporation met capital requirements under regulatory guidelines.

Other Items

The market value of total assets under management or administration in our Wealth Management Group was $1.815 billion at September 30, 2015 compared with $1.956 billion at December 31, 2014, a decrease of $140.5 million, or 7.2%. The decrease in market value can be mostly attributed to the market decline of assets during 2015.

About Chemung Financial Corporation

Chemung Financial Corporation is a $1.6 billion financial services holding company headquartered in Elmira, New York and operates 34 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full-service community bank with trust powers. Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State. Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance.

This press release may be found at: www.chemungcanal.com under Investor Relations.

Chemung Financial Corporation
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014
ASSETS
Cash and due from financial institutions	$ 30,800	$ 28,014	$ 29,643	$ 28,130	$ 31,957
Interest-bearing deposits in other financial institutions	44,449	1,650	55,230	1,033	3,069
Total cash and cash equivalents	75,249	29,664	84,873	29,163	35,026

Trading assets, at fair value	636	635	601	549	483

Securities available for sale	335,571	290,571	266,307	280,507	288,097
Securities held to maturity	4,604	6,045	5,693	5,831	5,430
FHLB and FRB stocks, at cost	4,171	4,873	4,148	5,535	4,362
Total investment securities	344,346	301,489	276,148	291,873	297,889

Commercial	664,505	665,303	652,217	618,999	601,018
Mortgage	197,506	198,469	198,628	196,809	192,870
Consumer	279,926	286,634	292,727	305,766	320,294
Loans, net of deferred loan fees	1,141,937	1,150,406	1,143,572	1,121,574	1,114,182
Allowance for loan losses	(14,022)	(14,028)	(13,892)	(13,686)	(13,151)
Loans, net	1,127,915	1,136,378	1,129,680	1,107,888	1,101,031

Loans held for sale	316	668	628	665	1,167
Premises and equipment, net	30,023	30,874	31,548	32,287	32,431
Goodwill	21,824	21,824	21,824	21,824	21,824
Other intangible assets, net	4,201	4,478	4,763	5,067	5,384
Accrued interest receivable and other assets	27,129	27,623	34,707	35,223	28,322
Total assets	$ 1,631,639	$ 1,553,633	$ 1,584,772	$ 1,524,539	$ 1,523,557

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest-bearing demand deposits	$ 392,734	$ 385,467	$ 376,773	$ 366,298	$ 372,916
Interest-bearing demand deposits	144,097	118,988	127,593	110,819	138,751
Insured money market accounts	503,411	447,360	476,464	392,871	391,671
Savings deposits	196,994	199,437	199,349	198,183	196,406
Time deposits	173,205	180,725	187,951	211,843	211,255
Total deposits	1,410,441	1,331,977	1,368,130	1,280,014	1,310,999

FHLB overnight advances	--	15,600	--	30,830	--
Securities sold under agreements to repurchase	30,358	31,882	31,084	29,652	30,981
FHLB advances and other debt	22,140	22,201	22,259	22,286	27,125
Accrued interest payable and other liabilities	29,985	15,453	27,006	28,129	14,891
Total liabilities	1,492,924	1,417,113	1,448,479	1,390,911	1,383,996

Shareholders' equity
Common stock	53	53	53	53	53
Additional-paid-in capital	45,545	45,468	45,477	45,355	45,555
Retained earnings	118,057	116,817	115,450	114,383	111,105
Treasury stock, at cost	(16,654)	(16,704)	(16,900)	(17,378)	(17,640)
Accumulated other comprehensive income (loss)	(8,286)	(9,114)	(7,787)	(8,785)	488
Total shareholders' equity	138,715	136,520	136,293	133,628	139,561
Total liabilities and shareholders' equity	$ 1,631,639	$ 1,553,633	$ 1,584,772	$ 1,524,539	$ 1,523,557

Period-end shares outstanding	4,724,432	4,719,874	4,712,156	4,699,186	4,685,627

Chemung Financial Corporation
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
(In thousands, except share and per share data)	2015	2014	Change	2015	2014	Change
Interest and dividend income:
Loans, including fees	$ 12,114	$ 11,973	1.2	$ 36,113	$ 34,590	4.4
Taxable securities	1,237	1,122	10.2	3,490	3,889	(10.3)
Tax exempt securities	227	230	(1.3)	685	752	(8.9)
Interest-bearing deposits	17	16	6.3	60	59	1.7
Total interest and dividend income	13,595	13,341	1.9	40,348	39,290	2.7

Interest expense:
Deposits	500	511	(2.2)	1,478	1,550	(4.6)
Securities sold under agreements to repurchase	213	214	(0.5)	634	634	0.0
Borrowed funds	191	190	0.5	556	572	(2.8)
Total interest expense	904	915	(1.2)	2,668	2,756	(3.2)

Net interest income	12,691	12,426	2.1	37,680	36,534	3.1
Provision for loan losses	307	589	(47.9)	956	2,330	(59.0)
Net interest income after provision for loan losses	12,384	11,837	4.6	36,724	34,204	7.4

Non-interest income:
Wealth management group fee income	2,122	1,943	9.2	6,446	5,816	10.8
Service charges on deposit accounts	1,275	1,381	(7.7)	3,637	3,962	(8.2)
Net gains (losses) on securities transactions	(11)	--	N/M	291	522	(44.3)
Net gains on sales of loans held for sale	89	84	6.0	239	209	14.4
Net gains (losses) on sales of other real estate owned	--	4	(100.0)	120	(40)	N/M
Income from bank owned life insurance	19	20	(5.0)	56	59	(5.1)
Other	1,418	1,554	(8.8)	4,635	4,828	(4.0)
Total non-interest income	4,912	4,986	(1.5)	15,424	15,356	0.4

Non-interest expense:
Salaries and wages	5,135	5,344	(3.9)	15,423	15,653	(1.5)
Pension and other employee benefits	1,562	1,294	20.7	4,848	4,132	17.3
Net occupancy	1,701	1,721	(1.2)	5,308	5,174	2.6
Furniture and equipment	742	707	5.0	2,264	2,052	10.3
Data processing	1,751	1,488	17.7	4,864	4,383	11.0
Professional services	200	268	(25.4)	889	911	(2.4)
Legal settlements	--	4,250	(100.0)	--	4,250	(100.0)
Amortization of intangible assets	277	324	(14.5)	866	993	(12.8)
Marketing and advertising	208	255	(18.4)	714	879	(18.8)
Other real estate owned expense	79	22	259.1	387	154	151.3
FDIC insurance	277	271	2.2	843	814	3.6
Loan expense	212	269	(21.2)	527	564	(6.6)
Merger and acquisition expenses	--	--	N/M	--	115	(100.0)
Other	1,490	1,550	(3.9)	4,260	4,611	(7.6)
Total non-interest expense	13,634	17,763	(23.2)	41,193	44,685	(7.8)

Income (loss) before income tax expense	3,662	(940)	N/M	10,955	4,875	124.7
Income tax expense (benefit)	1,211	(621)	N/M	3,651	1,199	204.5
Net income (loss)	$ 2,451	$ (319)	N/M	$ 7,304	$ 3,676	98.7

Basic and diluted earnings (loss) per share	$ 0.52	$ (0.07)		$ 1.55	$ 0.79
Cash dividends declared per share	0.26	0.26		0.78	0.78
Average basic and diluted shares outstanding	4,722,449	4,683,797		4,715,182	4,680,583

N/M - Not meaningful

Chemung Financial Corporation
Consolidated Financial Highlights (Unaudited)
	As of or for the Three Months Ended					As of or for the Nine Months Ended
(In thousands, except share and per share data)	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014

RESULTS OF OPERATIONS
Interest income	$ 13,595	$ 13,519	$ 13,234	$ 13,922	$ 13,341	$ 40,348	$ 39,290
Interest expense	904	872	892	888	915	2,668	2,756
Net interest income	12,691	12,647	12,342	13,034	12,426	37,680	36,534
Provision for loan losses	307	259	390	1,650	589	956	2,330
Net interest income after provision for loan losses	12,384	12,388	11,952	11,384	11,837	36,724	34,204
Non-interest income	4,912	5,326	5,186	11,400	4,986	15,424	15,356
Non-interest expense	13,634	13,823	13,736	15,792	17,763	41,193	44,685
Income (loss) before income tax expense (benefit)	3,662	3,891	3,402	6,992	(940)	10,955	4,875
Income tax expense (benefit)	1,211	1,314	1,126	2,510	(621)	3,651	1,199
Net income (loss)	$ 2,451	$ 2,577	$ 2,276	$ 4,482	$ (319)	$ 7,304	$ 3,676

Basic and diluted earnings (loss) per share	$ 0.52	$ 0.55	$ 0.48	$ 0.96	$ (0.07)	$ 1.55	$ 0.79
Average basic and diluted shares outstanding	4,722,449	4,716,734	4,706,774	4,690,519	4,683,797	4,715,182	4,680,583

PERFORMANCE RATIOS
Return on average assets	0.62%	0.66%	0.59%	1.17%	(0.08)%	0.62%	0.33%
Return on average equity	7.05%	7.52%	6.79%	12.54%	(0.90)%	7.12%	3.46%
Return on average tangible equity (a)	8.71%	9.32%	8.45%	15.49%	(1.11)%	8.83%	4.30%
Efficiency ratio (b)	75.25%	75.83%	76.26%	85.10%	75.07%	75.78%	76.50%
Non-interest expense to average assets (c)	3.44%	3.55%	3.57%	4.11%	3.55%	3.52%	3.60%
Loans to deposits	80.96%	86.37%	83.59%	87.62%	84.99%	80.96%	84.99%

YIELDS / RATES - Fully Taxable Equivalent
Yield on loans	4.22%	4.26%	4.28%	4.49%	4.34%	4.25%	4.41%
Yield on investments	1.89%	1.91%	1.83%	1.98%	1.95%	1.87%	1.98%
Yield on interest-earning assets	3.70%	3.74%	3.74%	3.96%	3.82%	3.73%	3.81%
Cost of interest-bearing deposits	0.20%	0.21%	0.20%	0.21%	0.22%	0.20%	0.22%
Cost of borrowings	3.03%	2.64%	2.74%	2.65%	2.85%	2.80%	2.89%
Cost of interest-bearing liabilities	0.35%	0.34%	0.35%	0.36%	0.37%	0.35%	0.37%
Interest rate spread	3.35%	3.40%	3.39%	3.60%	3.45%	3.38%	3.44%
Net interest margin, fully taxable equivalent	3.45%	3.50%	3.49%	3.71%	3.56%	3.48%	3.55%

CAPITAL
Total equity to total assets at end of period	8.50%	8.79%	8.60%	8.77%	9.16%	8.50%	9.16%
Tangible equity to tangible assets at end of period (a)	7.02%	7.22%	7.04%	7.13%	7.51%	7.02%	7.51%

Book value per share	$ 29.36	$ 28.92	$ 28.92	$ 28.44	$ 29.78	$ 29.36	$ 29.78
Tangible book value per share	23.85	23.35	23.28	22.71	23.98	23.85	23.98
Period-end market value per share	28.03	26.48	28.30	27.66	28.09	28.03	28.09
Dividends declared per share	0.26	0.26	0.26	0.26	0.26	0.78	0.78

AVERAGE BALANCES
Loans (d)	$ 1,142,402	$ 1,141,412	$ 1,132,473	$ 1,112,297	$ 1,097,133	$ 1,138,799	$ 1,050,905
Earning assets	1,474,098	1,462,842	1,450,249	1,410,804	1,404,149	1,462,484	1,395,380
Total assets	1,570,818	1,563,346	1,558,919	1,522,834	1,509,315	1,564,346	1,500,760
Deposits	1,367,853	1,353,895	1,338,913	1,307,305	1,301,083	1,353,664	1,294,119
Total equity	137,855	137,386	135,974	141,845	142,944	137,079	142,114
Tangible equity (a)	111,693	110,945	109,219	114,786	115,553	110,628	114,393

ASSET QUALITY
Net charge-offs	$ 313	$ 123	$ 184	$ 1,116	$ 1,070	$ 620	$ 1,955
Non-performing loans (e)	12,368	12,862	10,419	7,778	7,209	12,368	7,209
Non-performing assets (f)	14,744	15,238	12,925	10,843	10,328	14,744	10,328
Allowance for loan losses	14,022	14,028	13,892	13,686	13,151	14,022	13,151

Annualized net charge-offs to average loans	0.11%	0.04%	0.07%	0.40%	0.39%	0.07%	0.25%
Non-performing loans to total loans	1.08%	1.12%	0.91%	0.69%	0.65%	1.08%	0.65%
Non-performing assets to total assets	0.90%	0.98%	0.82%	0.71%	0.68%	0.90%	0.68%
Allowance for loan losses to total loans	1.23%	1.22%	1.21%	1.22%	1.18%	1.23%	1.18%
Allowance for loan losses to non-performing loans	113.37%	109.07%	133.33%	175.96%	182.42%	113.37%	182.42%

(a) See the GAAP to Non-GAAP reconciliations.
(b) Efficiency ratio is non-interest expense less merger and acquisition expenses less amortization of intangible assets less legal settlement divided by the total of fully taxable equivalent net interest income plus non-interest income less net gains on securities transactions less gain from bargain purchase less gain on liquidation of trust preferred securities.
(c) For the non-interest expense to average assets ratio, non-interest expense does not include legal settlement expense.
(d) Loans include loans held for sale. Loans do not reflect the allowance for loan losses.
(e) Non-performing loans include non-accrual loans only.
(f) Non-performing assets include non-performing loans plus other real estate owned.
N/M - Not meaningful.

Chemung Financial Corporation

GAAP to Non-GAAP Reconciliations (Unaudited)

The Corporation prepares its Consolidated Financial Statements in accordance with GAAP; these financial statements appear on pages 5-6. That presentation provides the reader with an understanding of the Corporation's results that can be tracked consistently from period-to-period and enables a comparison of the Corporation's performance with other companies' GAAP financial statements.

In addition to analyzing the Corporation's results on a reported basis, management uses certain non-GAAP financial measures, because it believes these non-GAAP financial measures provide information to investors about the underlying operational performance and trends of the Corporation and, therefore, facilitate a comparison of the Corporation with the performance of its competitors. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

The SEC has adopted Regulation G, which applies to all public disclosures, including earnings releases, made by registered companies that contain "non-GAAP financial measures." Under Regulation G, companies making public disclosures containing non-GAAP financial measures must also disclose, along with each non-GAAP financial measure, certain additional information, including a reconciliation of the non-GAAP financial measure to the closest comparable GAAP financial measure and a statement of the Corporation's reasons for utilizing the non-GAAP financial measure as part of its financial disclosures. The SEC has exempted from the definition of "non-GAAP financial measures" certain commonly used financial measures that are not based on GAAP. When these exempted measures are included in public disclosures, supplemental information is not required. The following measures used in this Report, which are commonly utilized by financial institutions, have not been specifically exempted by the SEC and may constitute "non-GAAP financial measures" within the meaning of the SEC's new rules, although we are unable to state with certainty that the SEC would so regard them.

Fully Taxable Equivalent Net Interest Income, Net Interest Margin, and Efficiency Ratio

Net interest income is commonly presented on a tax-equivalent basis. That is, to the extent that some component of the institution's net interest income, which is presented on a before-tax basis, is exempt from taxation (e.g., is received by the institution as a result of its holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added to the actual before-tax net interest income total. This adjustment is considered helpful in comparing one financial institution's net interest income to that of other institutions or in analyzing any institution's net interest income trend line over time, to correct any analytical distortion that might otherwise arise from the fact that financial institutions vary widely in the proportions of their portfolios that are invested in tax-exempt securities, and that even a single institution may significantly alter over time the proportion of its own portfolio that is invested in tax-exempt obligations. Moreover, net interest income is itself a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average interest-earning assets. For purposes of this measure as well, fully taxable equivalent net interest income is generally used by financial institutions, as opposed to actual net interest income, again to provide a better basis of comparison from institution to institution and to better demonstrate a single institution's performance over time. The Corporation follows these practices.

The efficiency ratio is a non-GAAP financial measures which represents the Corporation's ability to turn resources into revenue and is calculated as non-interest expense divided by total revenue (fully taxable equivalent net interest income and non-interest income), adjusted for one-time occurrences and amortization. This measure is meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation's productivity measured by the amount of revenue generated for each dollar spent.

	As of or for the Three Months Ended					As of or for the Nine Months Ended
(In thousands, except per share data)	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
NET INTEREST MARGIN - FULLY TAXABLE EQUIVALENT
AND EFFICIENCY RATIO
Net interest income (GAAP)	$ 12,691	$ 12,647	$ 12,342	$ 13,034	$ 12,426	$ 37,680	$ 36,534
Fully taxable equivalent adjustment	136	133	136	148	156	405	502
Fully taxable equivalent net interest income (non-GAAP)	$ 12,827	$ 12,780	$ 12,478	$ 13,182	$ 12,582	$ 38,085	$ 37,036

Non-interest income (GAAP)	$ 4,912	$ 5,326	$ 5,186	$ 11,400	$ 4,986	$ 15,424	$ 15,356
Less: net gains (losses) on security transactions	11	(252)	(50)	(6,347)	--	(291)	(522)
Less: recoveries from other-than-temporary impairments	--	--	--	(50)	--	--	(465)
Adjusted non-interest income (non-GAAP)	$ 4,923	$ 5,074	$ 5,136	$ 5,003	$ 4,986	$ 15,133	$ 14,369

Non-interest expense (GAAP)	$ 13,634	$ 13,823	$ 13,736	$ 15,792	$ 17,763	$ 41,193	$ 44,685
Less: merger and acquisition expenses	--	--	--	--	--	--	(115)
Less: amortization of intangible assets	(277)	(285)	(304)	(317)	(324)	(866)	(993)
Less: legal settlements	--	--	--	0	(4,250)	--	(4,250)
Adjusted non-interest expense (non-GAAP)	$ 13,357	$ 13,538	$ 13,432	$ 15,475	$ 13,189	$ 40,327	$ 39,327

Average interest-earning assets (GAAP)	$ 1,474,098	$ 1,462,842	$ 1,450,249	$ 1,410,804	$ 1,404,149	$ 1,462,484	$ 1,395,380

Net interest margin - fully taxable equivalent (non-GAAP)	3.45%	3.50%	3.49%	3.71%	3.56%	3.48%	3.55%
Efficiency ratio (non-GAAP)	75.25%	75.83%	76.26%	85.10%	75.07%	75.78%	76.50%

Tangible Equity and Tangible Assets (Period-End)

Tangible equity, tangible assets, and tangible book value per share are each non-GAAP financial measures. Tangible equity represents the Corporation's stockholders' equity, less goodwill and intangible assets. Tangible assets represents the Corporation's total assets, less goodwill and other intangible assets. Tangible book value per share represents the Corporation's equity divided by common shares at period-end. These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation's use of equity.

	As of or for the Three Months Ended					As of or for the Nine Months Ended
(In thousands, except per share and ratio data)	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
TANGIBLE EQUITY AND TANGIBLE ASSETS
(PERIOD END)
Total shareholders' equity (GAAP)	$ 138,715	$ 136,520	$ 136,293	$ 133,628	$ 139,561	$ 138,715	$ 139,561
Less: intangible assets	(26,025)	(26,302)	(26,587)	(26,891)	(27,208)	(26,025)	(27,208)
Tangible equity (non-GAAP)	$ 112,690	$ 110,218	$ 109,706	$ 106,737	$ 112,353	$ 112,690	$ 112,353

Total assets (GAAP)	$ 1,631,639	$ 1,553,633	$ 1,584,772	$ 1,524,539	$ 1,523,557	$ 1,631,639	$ 1,523,557
Less: intangible assets	(26,025)	(26,302)	(26,587)	(26,891)	(27,208)	(26,025)	(27,208)
Tangible assets (non-GAAP)	$ 1,605,614	$ 1,527,331	$ 1,558,185	$ 1,497,648	$ 1,496,349	$ 1,605,614	$ 1,496,349

Total equity to total assets at end of period (GAAP)	8.50%	8.79%	8.60%	8.77%	9.16%	8.50%	9.16%
Book value per share (GAAP)	$ 29.36	$ 28.92	$ 28.92	$ 28.44	$ 29.78	$ 29.36	$ 29.78

Tangible equity to tangible assets at end of period (non-GAAP)	7.02%	7.22%	7.04%	7.13%	7.51%	7.02%	7.51%
Tangible book value per share (non-GAAP)	$ 23.85	$ 23.35	$ 23.28	$ 22.71	$ 23.98	$ 23.85	$ 23.98

Tangible Equity (Average)

Average tangible equity and return on average tangible equity are each non-GAAP financial measures. Average tangible equity represents the Corporation's average stockholders' equity, less average goodwill and intangible assets for the period. Return on average tangible equity measures the Corporation's earnings as a percentage of average tangible equity. These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation's use of equity.

	As of or for the Three Months Ended					As of or for the Nine Months Ended
(In thousands, except ratio data)	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
TANGIBLE EQUITY (AVERAGE)
Total average shareholders' equity (GAAP)	$ 137,855	$ 137,386	$ 135,974	$ 141,845	$ 142,944	$ 137,079	$ 142,114
Less: average intangible assets	(26,162)	(26,441)	(26,755)	(27,059)	(27,391)	(26,451)	(27,721)
Average tangible equity (non-GAAP)	$ 111,693	$ 110,945	$ 109,219	$ 114,786	$ 115,553	$ 110,628	$ 114,393

Return on average equity (GAAP)	7.05%	7.52%	6.79%	12.54%	(0.90)%	7.12%	3.46%
Return on average tangible equity (non-GAAP)	8.71%	9.32%	8.45%	15.49%	(1.11)%	8.83%	4.30%

Adjustments for Certain Items of Income or Expense

In addition to disclosures of certain GAAP financial measures, including net income, EPS, ROA, and ROE, we may also provide comparative disclosures that adjust these GAAP financial measures for a particular period by removing from the calculation thereof the impact of certain transactions or other material items of income or expense occurring during the period, including certain nonrecurring items. The Corporation believes that the resulting non-GAAP financial measures may improve an understanding of its results of operations by separating out any such transactions or items that may have had a disproportionate positive or negative impact on the Corporation's financial results during the particular period in question. In the Corporation's presentation of any such non-GAAP (adjusted) financial measures not specifically discussed in the preceding paragraphs, the Corporation supplies the supplemental financial information and explanations required under Regulation G.

	As of or for the Three Months Ended					As of or for the Nine Months Ended
(In thousands, except share, per share and ratio data)	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
CORE NET INCOME
Reported net income (loss) (GAAP)	$ 2,451	$ 2,577	$ 2,276	$ 4,482	$ (319)	$ 7,304	$ 3,676
Net gains (losses) on security transactions (net of tax)	7	(156)	(31)	(3,907)	--	(180)	(322)
Legal settlements (net of tax)	--	--	--	--	2,617	--	2,617
Merger and acquisition related expenses (net of tax)	--	--	--	--	--	--	71
Core net income (non-GAAP)	$ 2,458	$ 2,421	$ 2,245	$ 575	$ 2,298	$ 7,124	$ 6,042

Average basic and diluted shares outstanding	4,722,449	4,716,734	4,706,774	4,690,519	4,683,797	4,715,182	4,680,583

Reported basic and diluted earnings (loss) per share (GAAP)	$ 0.52	$ 0.55	$ 0.48	$ 0.96	$ (0.07)	$ 1.55	$ 0.79
Reported return on average assets (GAAP)	0.62%	0.66%	0.59%	1.17%	(0.08)%	0.62%	0.33%
Reported return on average equity (GAAP)	7.05%	7.52%	6.79%	12.54%	(0.90)%	7.12%	3.46%

Core basic and diluted earnings per share (non-GAAP)	$0.52	$0.51	$0.48	$0.12	$0.49	$1.51	$1.29
Core return on average assets (non-GAAP)	0.62%	0.62%	0.58%	0.15%	0.60%	0.61%	0.54%
Core return on average equity (non-GAAP)	7.07%	7.07%	6.70%	1.61%	6.38%	6.95%	5.68%

Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The Corporation intends its forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in this press release. All statements regarding the Corporation's expected financial position and operating results, the Corporation's business strategy, the Corporation's financial plans, forecasted demographic and economic trends relating to the Corporation's industry and similar matters are forward-looking statements. These statements can sometimes be identified by the Corporation's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend." The Corporation cannot promise that its expectations in such forward-looking statements will turn out to be correct. The Corporation's actual results could be materially different from expectations because of various factors, including changes in economic conditions or interest rates, credit risk, difficulties in managing the Corporation's growth, competition, changes in law or the regulatory environment, including the Dodd-Frank Act, and changes in general business and economic trends. Information concerning these and other factors can be found in the Corporation's periodic filings with the Securities and Exchange Commission ("SEC"), including the 2014 Annual Report on Form 10-K. These filings are available publicly on the SEC's website at http://www.sec.gov, on the Corporation's website at http://www.chemungcanal.com or upon request from the Corporate Secretary at (607) 737-3746. Except as otherwise required by law, the Corporation undertakes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT: For further information contact:
         Karl F. Krebs, EVP and CFO
         kkrebs@chemungcanal.com
         Phone:  607-737-3714